                                                                      Exhibit 99
                                                                      ----------

- --------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549







                                   FORM 11-K






                                 ANNUAL REPORT





                       Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934


                  For the fiscal year ended October 31, 1994



                        H.B. Fuller Company Thrift Plan






                              H.B. FULLER COMPANY
                            2400 Energy Park Drive
                           St. Paul, Minnesota 55108



- --------------------------------------------------------------------------------

Financial Statements and Exhibits
- ---------------------------------


(a)  Financial Statements:                                   Page No.
                                                             --------
       Report of Independent Accountants                        F-1

       Statements of Financial Condition
        as of October 31, 1994 and 1993                      F-2 - F-3

       Statements of Income and Changes in Plan
        Equity for the years ended October 31,
        1994, 1993, and 1992                                 F-4 - F-6

       Notes to Financial Statements                         F-7 - F-10


(b)  Exhibits:

       Consent of Independent Accountants                       E-1

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------


To the Participants and Administrator
  of the H.B. Fuller Company Thrift Plan

In our opinion, the accompanying statements of financial condition and statements of income and changes in plan equity present fairly, in all material respects, the financial position of the H.B. Fuller Company Thrift Plan at October 31, 1994 and 1993, and the results of its operations and the changes in its plan equity for each of the three years in the period ended October 31, 1994 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
Minneapolis, Minnesota
February 3, 1995

                                                                      Exhibit 99
                                                                      ----------

                        H.B. FULLER COMPANY THRIFT PLAN
                       Statement of Financial Condition
                               October 31, 1994

                                            Company
                                             Common       Money
                                             Stock        Market      Index      Balanced
        ASSETS                                Fund         Fund        Fund        Fund        Total
        ------                             ----------   ---------   ----------   ---------   ----------
Investments at Fair Value:

Securities of Participating Employer -
  Common Stock of H. B. Fuller Company
  (1,650,693 shares; cost $38,276,742)     54,885,529                                        54,885,529

Securities of unaffiliated issuers -
  Norwest Index Stock Fund
    Norwest Bank (490,860 units;
      cost $10,091,245)                                             10,862,237               10,862,237
  Norwest Growth Balanced Fund
    Norwest Bank (363,932 units;
      cost $6,216,530)                                                           6,578,439    6,578,439

Norwest Short-Term Investment
  Fund (5,970,922 units;
    cost $5,970,922)                          130,069   5,785,965       35,585      19,303    5,970,922
                                           ----------   ---------   ----------   ---------   ----------

     Total Investments                     55,015,598   5,785,965   10,897,822   6,597,742   78,297,127

Other Assets                                  240,950      23,191                               264,141
                                           ----------   ---------   ----------   ---------   ----------

     Total Assets                          55,256,548   5,809,156   10,897,822   6,597,742   78,561,268
                                           ==========   =========   ==========   =========   ==========


     PLAN EQUITY
     -----------

Plan Equity                                55,256,548   5,809,156   10,897,822   6,597,742   78,561,268
                                           ----------   ---------   ----------   ---------   ----------

     Total Plan Equity                     55,256,548   5,809,156   10,897,822   6,597,742   78,561,268
                                           ==========   =========   ==========   =========   ==========

See accompanying Notes to Financial Statements.

                                                                      Exhibit 99
                                                                      ----------

                        H.B. FULLER COMPANY THRIFT PLAN
                       Statement of Financial Condition
                               October 31, 1993

                                            Company
                                             Common       Money
                                             Stock        Market      Index      Balanced
        ASSETS                                Fund         Fund        Fund        Fund         Total
        ------                             ----------   ---------   ----------   ---------   ----------
Investments at fair value:

Securities of participating employer -
  common stock of H. B. Fuller Company
  (1,477,189 shares; cost $31,938,787)     47,639,345                                        47,639,345

Securities of unaffiliated issuers -
  Norwest Index Stock Fund
    Norwest Bank (487,614 units;
      cost $9,957,482)                                              10,366,190               10,366,190
  Norwest Growth Balanced Fund
    Norwest Bank (326,694 units;
      cost $5,473,691)                                                           5,753,416    5,753,416

Norwest Short-Term Investment
  Fund (5,950,671 units;
    cost $5,950,671)                          150,455   5,675,595       84,550      40,071    5,950,671
                                           ----------   ---------   ----------   ---------   ----------

     Total Investments                     47,789,800   5,675,595   10,450,740   5,793,487   69,709,622

Other Assets                                  206,374      16,839                               223,213
                                           ----------   ---------   ----------   ---------   ----------

     Total Assets                          47,996,174   5,692,434   10,450,740   5,793,487   69,932,835
                                           ==========   =========   ==========   =========   ==========


     PLAN EQUITY
     -----------

Plan Equity                                47,996,174   5,692,434   10,450,740   5,793,487   69,932,835
                                           ----------   ---------   ----------   ---------   ----------

     Total Plan Equity                     47,996,174   5,692,434   10,450,740   5,793,487   69,932,835
                                           ==========   =========   ==========   =========   ==========

See accompanying Notes to Financial Statements.

                                                                      Exhibit 99
                                                                      ----------

                        H.B. FULLER COMPANY THRIFT PLAN
                Statement of Income and Changes in Plan Equity
                          Year Ended October 31, 1994

                                            Company
                                             Common      Money
                                             Stock       Market     Index     Balanced
                                              Fund        Fund       Fund       Fund       Total
                                           ----------  ---------  ----------  ---------  ----------
Investment Income:
  Dividends                                   899,525                                       899,525
  Interest                                     11,562    222,069                            233,631
                                           ----------  ---------                         ----------

   Total Investment Income                    911,087    222,069                          1,133,156

Realized Gains on the Sale and
   Distribution of Investments                370,907                 73,932     90,123     534,962
Unrealized Appreciation
   of Investments                             908,229                362,284     82,184   1,352,697
                                           ----------  ---------  ----------  ---------  ----------

     Total Fund Income                      2,190,223    222,069     436,216    172,307   3,020,815
                                           ----------  ---------  ----------  ---------  ----------

Contributions:
  By Employees                              3,117,555    509,983   1,271,280    707,686   5,606,504
  By Participating Employer, net
    of Forfeitures of $46,462               2,440,706                                     2,440,706
  Employee Rollover                           407,221    342,278     240,357    382,568   1,372,424
                                           ----------  ---------  ----------  ---------  ----------

     Total Contributions                    5,965,482    852,261   1,511,637  1,090,254   9,419,634
                                           ----------  ---------  ----------  ---------  ----------

Cash Transferred between Funds              1,306,149   (530,433)   (981,968)   206,252           0
                                           ----------  ---------  ----------  ---------  ----------

Total Increase in Plan Equity               9,461,854    543,897     965,885  1,468,813  12,440,449

Decreases in Plan Equity Attributed
 to Withdrawals                            (2,201,480)  (427,175)   (518,803)  (664,558) (3,812,016)
                                           ----------  ---------  ----------  ---------  ----------

Net increase in Plan Equity                 7,260,374    116,722     447,082    804,255   8,628,433

Plan Equity at Beginning of Period         47,996,174  5,692,434  10,450,740  5,793,487  69,932,835
                                           ----------  ---------  ----------  ---------  ----------

Plan Equity at End of Period               55,256,548  5,809,156  10,897,822  6,597,742  78,561,268
                                           ==========  =========  ==========  =========  ==========

See accompanying Notes to Financial Statements.

                                                                      Exhibit 99
                                                                      ----------

                        H.B. FULLER COMPANY THRIFT PLAN
                Statement of Income and Changes in Plan Equity
                          Year Ended October 31, 1993

                                            Company     Fixed In-   General
                                             Common    come/Money  Equities/
                                             Stock       Market      Index     Balanced
                                              Fund        Fund        Fund       Fund        Total
                                           ----------  ----------  ----------  ---------  -----------
Investment Income:
  Dividends                                   769,687                                         769,687
  Interest                                     11,182     187,111     186,903      1,248      386,444
                                           ----------  ----------  ----------  ---------  -----------

   Total Investment Income                    780,869     187,111     186,903      1,248    1,156,131

Realized Gain on the Sale and
  Distribution of Investments                 716,725               1,360,030    469,984    2,546,739
Unrealized Appreciation/
  (Depreciation) of Investments            (8,127,838)               (443,834)   236,434   (8,335,238)
Investment Expenses                            (2,391)       (294)       (457)      (264)      (3,406)
                                           ----------  ----------  ----------  ---------  -----------

    Total Fund Income                      (6,632,635)    186,817   1,102,642    707,402   (4,635,774)
                                           ----------  ----------  ----------  ---------  -----------

Contributions:
  By Employees                              2,882,740     561,646   1,073,774    535,250    5,053,410
  By Participating Employer, net
    of Forfeitures of $54,358               2,283,400                                       2,283,400
  Employee Rollover                            25,891       6,712      33,226      8,196       74,025
                                           ----------  ----------  ----------  ---------  -----------

    Total Contributions                     5,192,031     568,358   1,107,000    543,446    7,410,835
                                           ----------  ----------  ----------  ---------  -----------

Cash Transferred between Funds                812,399  (1,153,917)    387,403    (45,885)          (0)
                                           ----------  ----------  ----------  ---------  -----------
Total Increase in Plan Equity                (628,205)   (398,742)  2,597,045  1,204,963    2,775,061

Decreases in Plan Equity Attributed
 to Withdrawals                            (1,339,248)   (104,683)   (412,254)  (179,439)  (2,035,624)
                                           ----------  ----------  ----------  ---------  -----------

Net increase in Plan Equity                (1,967,453)   (503,425)  2,184,791  1,025,524      739,437

Plan Equity at Beginning of Period         49,963,627   6,195,859   8,265,949  4,767,963   69,193,398
                                           ----------  ----------  ----------  ---------  -----------

Plan Equity at End of Period               47,996,174   5,692,434  10,450,740  5,793,487   69,932,835
                                           ==========  ==========  ==========  =========  ===========

See accompanying Notes to Financial Statements.

                                                                      Exhibit 99
                                                                      ----------

                        H.B. FULLER COMPANY THRIFT PLAN
                Statement of Income and Changes in Plan Equity
                          Year Ended October 31, 1992

                                            Company
                                             Common      Fixed     General
                                             Stock       Income   Equities   Balanced
                                              Fund        Fund      Fund       Fund       Total
                                           ----------  ---------  ---------  ---------  ----------
Investment Income:
  Dividends                                   615,946                   232                616,178
  Interest                                     10,361    302,450    235,228      4,632     552,671
                                           ----------  ---------  ---------  ---------  ----------

    Total Investment Income                   626,307    302,450    235,460      4,632   1,168,849

Realized Gain on the Sale and
   Distribution of Investments              5,950,454               132,573              6,083,027
Unrealized Appreciation/
  (Depreciation) of Investments            (6,608,819)              363,306     43,291  (6,202,222)
Investment Expenses                            (7,052)      (860)      (902)      (185)     (8,999)
                                           ----------  ---------  ---------  ---------  ----------

    Total Fund Income                         (39,110)   301,590    730,437     47,738   1,040,655
                                           ----------  ---------  ---------  ---------  ----------

Contributions:
  By Employees                              2,343,591    692,845  1,065,887    234,400   4,336,723
  By Participating Employer, net
    of Forfeitures of $81,220               1,952,660                                    1,952,660
  Employee Rollover                            17,671      5,448      5,887     20,391      49,397
                                           ----------  ---------  ---------  ---------  ----------

    Total Contributions                     4,313,922    698,293  1,071,774    254,791   6,338,780
                                           ----------  ---------  ---------  ---------  ----------

Transferred between Funds                  (5,066,928)  (429,619)   948,313  4,548,234           0
                                           ----------  ---------  ---------  ---------  ----------

Total Increase in Plan Equity                (792,116)   570,264  2,750,524  4,850,763   7,379,435

Decreases in Plan Equity Attributed
 to Withdrawals                            (2,547,595)  (771,623)  (485,143)   (82,800) (3,887,161)
                                           ----------  ---------  ---------  ---------  ----------

Net Increase in Plan Equity                (3,339,711)  (201,359) 2,265,381  4,767,963   3,492,274

Plan Equity at Beginning of Period         53,303,338  6,397,218  6,000,568             65,701,124
                                           ----------  ---------  ---------  ---------  ----------

Plan Equity at End of Period               49,963,627  6,195,859  8,265,949  4,767,963  69,193,398
                                           ==========  =========  =========  =========  ==========

See accompanying Notes to Financial Statements.

                                                                      Exhibit 99
                                                                      ----------

                        H. B. FULLER COMPANY THRIFT PLAN
                         Notes to Financial Statements

(1)  Summary of Significant Accounting Policies
     ------------------------------------------

The accompanying financial statements are presented in accordance with generally accepted accounting principles.

The fair values of the H.B. Fuller Thrift Plan (the Plan) investments in common stock of the participating employer are based on published quotations. The fair values of investments in securities of unaffiliated issuers are based on fair values supplied by the Trustee (Norwest Bank). Realized gains or losses reflect all differences between sales proceeds and historical cost of units sold, on an average cost basis. Securities transactions are recorded on the trade date.

Benefits payable to a participant are based upon the fair market value of the vested portion of the participant's account on the valuation date immediately preceding the time for payment. Distribution of a participant's account is made in a lump sum. The investment in the Company Common Stock Fund can be withdrawn in the form of stock at the option of Plan participants.

H. B. Fuller Company (the Employer) pays all administrative costs of the Plan.

(2)  Summary Description of the Plan
     -------------------------------

H.B. Fuller Company full-time employees are eligible to participate in the Plan after six months of employment; part-time employees are eligible after twelve months. To become a participant in the Plan, an employee must agree to make contributions equal to 1% of pre-tax compensation up to a maximum of 9% of pre-tax compensation for highly compensated participants and 15% for non-highly compensated participants. In 1994, a participant may elect to contribute up to a limit of $9,240.

The Company makes contributions to employees' accounts by matching 100% of an employee's contributions, up to 3% of the employee's compensation. A participant's contribution may be invested in any combination of the following investment funds: Company Common Stock Fund, Money Market Fund, Index Fund (S&P
500) and Balanced Fund. A participant's investment option for past and future contributions can be changed daily, by calling the Trustee's on-line customer services.

The number of participants in each fund was as follows:

                                   10/31/94  10/31/93
                                   --------  --------

     Company Common Stock Fund       1,953     1,897
     Fixed Income Fund                 679       672
     General Equities Fund           1,003       920
     Balanced Fund                     601       439

                                                                      Exhibit 99
                                                                      ----------

                        H. B. FULLER COMPANY THRIFT PLAN
                         Notes to Financial Statements

A participant's voluntary contribution percentage amount can be changed or suspended once a month, by calling the Trustee's on-line service prior to month-end. Suspensions must be made for a minimum of six months. Employer contributions to the Plan cease during the suspension period.

Participants' contributions are fully vested. Employer contributions become fully vested after five years of service or upon age 65, permanent and total disability or death. Participants who terminate employment with H.B. Fuller Company forfeit the non-vested portion of the Company's contribution to their accounts. Amounts forfeited are used to reduce subsequent Company contributions.

Although it has no intention to do so, H.B. Fuller Company may, at any time, by action of its Board of Directors, terminate the Plan or discontinue contributions. Upon termination or discontinuance of contributions, all Employer contribution amounts in participant accounts will become fully vested.

(3)  Unrealized Appreciation (Depreciation) of Investments
     -----------------------------------------------------

The unrealized appreciation (depreciation) of investments was as follows:

                                  Company         General
                                   Common     Equities/ Money   Balanced
                                 Stock Fund     Market Fund       Fund       Total
                                -----------   ---------------   --------  -----------

Unrealized appreciation at      $30,437,215      $ 489,236                $30,926,451
  October 31, 1991

Change during the year ended
  October 31, 1992               (6,608,819)       363,306      $ 43,291   (6,202,222)
                                -----------      ---------      --------  -----------

Unrealized appreciation at
  October 31, 1992               23,828,396        852,542        43,291   24,724,229

Change during the year ended
  October 31, 1993               (8,127,838)      (443,834)      236,434   (8,335,238)
                                -----------      ---------      --------  -----------

Unrealized appreciation at
  October 31, 1993               15,700,558        408,708       279,725   16,388,991

Change during the year ended
  October 31, 1994                  908,229        362,284        82,184    1,352,697
                                -----------      ---------      --------  -----------

Unrealized appreciation at
  October 31, 1994              $16,608,787      $ 770,992      $361,909  $17,741,688
                                ===========      =========      ========  ===========

                                                                      Exhibit 99
                                                                      ----------

                        H. B. FULLER COMPANY THRIFT PLAN
                         Notes to Financial Statements

(4)  Realized Gains
     --------------

During the years ended October 31, 1994, 1993 and 1992, realized gains resulting from the sale and distribution of investments were as follows:

                            Company        General
                            Common     Equities/ Money   Balanced
                          Stock Fund     Market Fund       Fund        Total
                          -----------  ---------------  ---------   -----------
1994:
- -----

Aggregate proceeds        $ 7,501,873    $ 1,714,495    $1,908,616  $11,124,984
Aggregate average cost      7,130,966      1,640,563     1,818,493   10,590,022
                          -----------    -----------    ----------  -----------
  Realized gain           $   370,907    $    73,932    $   90,123  $   534,962
                          ===========    ===========    ==========  ===========

1993:
- -----

Aggregate proceeds        $ 8,463,717    $11,572,922    $1,969,845  $22,006,484
Aggregate average cost      7,746,992     10,212,892     1,499,861   19,459,745
                          -----------    -----------    ----------  -----------
  Realized gain           $   716,725    $ 1,360,030    $  469,984  $ 2,546,739
                          ===========    ===========    ==========  ===========


1992:
- -----

Aggregate proceeds        $17,627,698    $ 6,421,383    $3,926,253  $27,975,334
Aggregate average cost     11,677,244      6,288,810     3,926,253   21,892,307
                          -----------    -----------    ----------  -----------
  Realized gain           $ 5,950,454    $   132,573    $        0  $ 6,083,027
                          ===========    ===========    ==========  ===========

(5)  Income Taxes
     ------------

The Plan is qualified under Section 401(a) and 401(k) and is exempt from federal income taxation under Section 501(a) of the Internal Revenue code of 1986, as amended.

A participant is not subject to federal income taxes on the pre-tax contribution, on the Company's matching contribution, or on the earnings of the account until a withdrawal is made or distribution is received from the account. During employment, a participant is entitled to make a withdrawal from the account upon showing financial hardship.

                                                                      Exhibit 99
                                                                      ----------

                        H.B. FULLER COMPANY THRIFT PLAN
                         Notes to Financial Statements


Payment in the amount of the fair market value of a participant's account occurs no later than the earlier of the participant's attaining age 70 1/2 or the latest of any of the following three events:

     (a)  Termination of employment;

     (b)  Attainment of age 65, or

     (c) The tenth anniversary of the date the employee became a participant in the Plan.

The amount of benefit paid will be 100% of the portion of the account attributable to the participant's own contributions and, if the participant is vested, the portion of the account attributable to the Company's matching contributions.

The Plan has been revised to meet the requirements for qualification under the 1986 revisions to the Internal Revenue code. The Company intends to resubmit the Plan to the IRS for approval.

                                                                      Exhibit 99
                                                                      ----------



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-73650) of H.B. Fuller Company of our report dated February 3, 1995 appearing on page F-1 of the Annual Report of the H.B. Fuller Company Thrift Plan which is included in this Annual Report on Form 11-K for the year ended October 31, 1994.



Price Waterhouse LLP
Minneapolis, Minnesota
February 23, 1995